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As filed with the Securities and Exchange Commission on November 1, 1999
                                   Registration No. 333-________________


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                         ATLANTIC AMERICAN CORPORATION
              (Exact name of issuer as specified in its charter)

Georgia
           58-1027114
           (State or other jurisdiction of(I.R.S. Employer Identification No.)
              incorporation or organization)
                              4370 Peachtree Road
                         Atlanta, Georgia  30319-3000
                    (Address of principal executive office)


                         ATLANTIC AMERICAN CORPORATION
                        1996 DIRECTOR STOCK OPTION PLAN
                           (Full title of the plan)


                            Mr. Edward L. Rand, Jr.
                         Vice President and Treasurer
                         Atlantic American Corporation
                              4370 Peachtree Road
                          Atlanta, Georgia 30319-3000
                                (404) 266-5500
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                With a copy to:
                             Mark L. Hanson, Esq.
                          Jones, Day, Reavis & Pogue
                              3500 SunTrust Plaza
                          303 Peachtree Street, N.E.
                         Atlanta, Georgia  30308-3242


                       CALCULATION OF REGISTRATION  FEE
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                                    Proposed       Proposed
     Title of      Amount to be     maximum         maximum       Amount of
    securities      registered   offering price    aggregate     registration
 to be registered                 per share(1)     offering         fee(1)
                                                   price(1)
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  Common Stock,       200,000        $2.625        $525,000        $145.95
 $1.00 par value      shares
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      (1) In accordance  with Rules 457(c) and (h) under the  Securities  Act of
1933, the maximum aggregate offering price and registration fee have been computed as follows: the price per share of Common Stock of Atlantic American Corporation has been based on the average of the high and low prices reported for the Common Stock on the Nasdaq National Market on October 25th, 1999 (a date within 5 business days prior to the date of filing this Registration Statement).

                          EXPLANATORY NOTE

In accordance with the Note to Part I of Form S-8, the information specified by
Part I has been omitted from this Registration Statement.

                               PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.    Incorporation of Documents by Reference.

      The Company hereby incorporates by reference into this Registration Statement the following documents:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

           (b) All other reports filed with the Commission pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1998.

           (c) The description of the Common Stock contained in the Company's Registration Statement under the Exchange Act, as amended.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.    Description of Securities.

      Inapplicable

Item 5.    Interests of Named Experts and Counsel.

      Inapplicable.

Item 6.    Indemnification of Directors and Officers.

           Article 9 of the Bylaws of the Company provides that the Company shall indemnify any of its directors, officers, employees or agents, or any person serving at the Company's request as a director, officer, employee or agent of another corporation or organization, against loss or expense if it shall have been determined that the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the general interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, except that in proceedings to obtain a judgment in favor of the registrant, indemnification would be limited to expenses incurred in defense or settlement, and, in the case of adjudicated negligence or misconduct, only if and to the extent approved by the court. Such indemnification obligation is not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which any party may be entitled under any other Bylaw provision or resolution approved by the shareholders.

           The Company has obtained directors' and officers' liability and corporation reimbursement insurance. The insurance reimburses (a) directors and officers for certain losses arising from claims and against them in their capacities as such, or (b) the Company for amounts paid where the Company is required or permitted to indemnify directors and officers for such losses.

Item 7.    Exemption from Registration Claimed.

      Inapplicable.

Item 8.    Exhibits.

      4    Atlantic American Corporation 1996 Director Stock Option Plan

      5 Opinion of Jones, Day, Reavis & Pogue (with respect to the legality of the securities being registered)

      23(a)Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

      23(b)Consent of Arthur Andersen LLP, independent public accountants

      23(c)Consent of Ernst & Young LLP, independent auditors

      24 Power of Attorney (included as part of the signature page of this Registration Statement)


Item 9.  Undertakings.

      (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
           Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrant undertakes to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (d) The undersigned registrant undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                             SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 29th day of October, 1999.


                                    ATLANTIC AMERICAN CORPORATION


                                    By:    /s/     Edward L. Rand, Jr.
                                                  Edward L. Rand, Jr.
                                         Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Mack Robinson and Hilton H. Howell, Jr., jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

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       Signature                 Title                Date
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/s/ J. Mack Robinson    Chairman of the Board   October 29, 1999
--------------------
J. Mack Robinson
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/s/ Hilton H. Howell,Jr.  President, Chief        October 29, 1999
----------------------    Executive Officer
                          and Director
Hilton H. Howell, Jr.
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/s/ Edward L. Rand, Jr.  Vice President and     October 29, 1999
-----------------------  Treasurer (Principal
Edward L. Rand, Jr.      Financial and
                         Accounting Officer)
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/s/ Edward E. Elson      Director               October 29, 1999
---------------------
Edward E. Elson
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/s/ Harold K. Fischer    Director               October 29, 1999
---------------------
Harold K. Fischer
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/s/ Samuel E. Hudgins    Director               October 29, 1999
---------------------
Samuel E. Hudgins
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/s/ D. Raymond Riddle    Director               October 29, 1999
----------------------
D. Raymond Riddle
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/s/ Harriett J.          Director               October 29, 1999
Robinson
Harriett J. Robinson
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/s/ Scott G. Thompson    Director               October 29, 1999
----------------------
Scott G. Thompson
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/s/ William H. Whaley,   Director               October 29, 1999
---------------------
M.D.
William H. Whaley, M.D.
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/s/ Dom H. Wyant         Director              October 29, 1999
---------------------
Dom H. Wyant
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/s/ Mark C. West         Director              October 29, 1999
------------------
Mark C. West
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


                            Exhibit Index


                                                              Page

4     Atlantic American Corporation 1996 Director Stock Option Plan

5 Opinion of Jones, Day, Reavis & Pogue (with respect to the legality of the securities being registered)

23(a) Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

23(b) Consent of Arthur Andersen  LLP, independent public accountants

23(c) Consent of Ernst & Young LLP, independent auditors

24 Power of Attorney (included as part of the signature page of this Registration Statement)